UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016 (August 11, 2016)

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On August 11, 2016, the City of Forsyth, Rosebud County, Montana, (the “City”) issued $144,660,000 principal amount of its Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project) Series 2016 (the “Bonds”) on behalf of NorthWestern Corporation, d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”). The proceeds of the Bonds were loaned to the Company by the City (as discussed below) and have been used to provide for the payment of a portion of $170,205,000 of the City’s Pollution Control Revenue Refunding Bonds (NorthWestern Corporation Colstrip Project) Series 2006 (the “Prior Bonds”) issued by the City on behalf of the Company, upon their redemption on August 12, 2016. The Bonds were issued under an Indenture of Trust, dated as of August 1, 2016 (the “Indenture”), between the City and U.S. Bank National Association, as trustee (the “Trustee”). The Company paid the remaining portion of the Prior Bonds with the proceeds of short-term borrowings under its commercial paper facility.
The City has loaned the proceeds of the Bonds to the Company pursuant to a Loan Agreement dated as of August 1, 2016 (the “Loan Agreement”) between the Company and the City. Pursuant to the Loan Agreement, the Company is obligated to make payments in such amounts and at such times as will be sufficient to pay, when due, the principal and interest on the Bonds. In order to provide security for the payment of the Company’s obligation to repay the loan made to it by the City under the Loan Agreement, the Company, pursuant to a Bond Delivery Agreement, dated as of August 1, 2016 (the “Bond Delivery Agreement”), between the Company and the Trustee, issued and delivered to the Trustee $144,660,000 of its first mortgage bonds (the “2016 First Mortgage Bonds”) pursuant to the Mortgage and Deed of Trust, dated as of October 1, 1945, from the Company to The Bank of New York Mellon (formerly The Bank of New York, as successor in interest to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company)) and Beata Harvin (as successor in interest to Arthur Burke), as trustees (collectively, the “Mortgage Trustee”), as previously supplemented and amended and as supplemented by a Thirty-sixth Supplemental Indenture, dated as of August 1, 2016 (collectively, the “Mortgage”). As holder of the 2016 First Mortgage Bonds, the Trustee has, ratably with the holders of all other first mortgage bonds issued and outstanding under the Mortgage, a lien on certain properties of the Company. The Thirty-sixth Supplemental Indenture provides that no payments under the 2016 First Mortgage Bonds will be due so long as the Company is making its payments under the Loan Agreement.
The Bonds bear interest at a rate of 2.00%, beginning on their date of issue through maturity on August 1, 2023.
The Bonds are generally subject to extraordinary optional redemption by the City if the Company delivers to the City a written certification of the occurrence of a change in use of the facilities originally financed and that the Company is not able to obtain an opinion of counsel to the holders of the Bonds to the effect that the interest on the Bonds will remain deductible for federal income tax purposes due to such change in use, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date. The Bonds also are subject to special mandatory redemption upon a determination that the interest on the Bonds would be included in the holders’ gross income for federal income tax purposes. Any such special mandatory redemption also would be at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.
The Indenture, the Loan Agreement, the Bond Delivery Agreement and the Thirty-sixth Supplemental Indenture are filed with this report as Exhibits 4.1, 4.2, 4.3, and 4.4.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
4.1*	Indenture of Trust, dated as of August 1, 2016, by and between the City of Forsyth, Rosebud County, Montana, and U.S. Bank National Association, as trustee
4.2*	Loan Agreement, dated as of August 1, 2016, by and between the City of Forsyth, Rosebud County, Montana, and NorthWestern Corporation
4.3*	Bond Delivery Agreement, dated as of August 1, 2016, between NorthWestern Corporation and U.S. Bank National Association, as trustee
4.4*	Thirty-sixth Supplemental Indenture, dated as of August 1, 2016, between NorthWestern Corporation and the Mortgage Trustee
* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: August 16, 2016

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
4.1*	Indenture of Trust, dated as of August 1, 2016, by and between the City of Forsyth, Rosebud County, Montana, and U.S. Bank National Association, as trustee
4.2*	Loan Agreement, dated as of August 1, 2016, by and between the City of Forsyth, Rosebud County, Montana, and NorthWestern Corporation
4.3*	Bond Delivery Agreement, dated as of August 1, 2016, between NorthWestern Corporation and U.S. Bank National Association, as trustee
4.4*	Thirty-sixth Supplemental Indenture, dated as of August 1, 2016, between NorthWestern Corporation and the Mortgage Trustee
* filed herewith